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                                                                  EXHIBIT -3.(I)

    MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
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  Date Received                                       (FOR BUREAU USE ONLY)
                                                       This document is
                                                       effective on the date
                                                       filed, unless a
                                                       subsequent effective date
                                                       within 90 days after
                                                       received date is stated
                                                       in the document.


JUN 30, 1999



                                                            FILED
Cristin Reid English
--------------------------------------------            JUN 30, 1999
Address

200 N. Washington Square,
--------------------------------------------

City            State              Zip Code             Administrator
Lansing,       Michigan           48933-1384       CORP., SECURITIES & LAND DEV.
                                                   BUREAU
                                                   EFFECTIVE DATE:
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 Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


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1.      The present name of the corporation is: Capitol Bancorp LTD.


2.      The identification number assigned by the Bureau is:    246-688
                                                            --------------------

3.      Article      III            of the Articles of Incorporation is hereby
               ---------------------
        amended to read as follows:



        The total authorized capital stock is 25,000,000 common shares at a par value of NO PAR per share.

        Article III (2)

x        Common Shares:     10,000,000
        Stated Value Per Share:  -0-

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   COMPLETE ONLY ONE OF THE FOLLOWING:
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4.    (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE
      FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the day of , 1999, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this               day of                            , 19
           ---------------      ----------------------------    ----------



-----------------------------       --------------------------------------
       (Signature)                             (Signature)


-----------------------------       --------------------------------------
   (Type or Print Name)                   (Type or Print Name)



-----------------------------       --------------------------------------
       (Signature)                             (Signature)


-----------------------------       --------------------------------------
   (Type or Print Name)                     (Type or Print Name)


5. (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on 4th day of May, 1999, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

 X       at a meeting the necessary votes were cast in favor of the amendment.
---
         by written consent of the shareholders or members having not less than
---      the minimum number of votes required by statute in accordance with
         Section 407(1) and (2) of the Act if a nonprofit corporation, or
         Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

         by written consent of all the shareholders or members entitled to vote
--- in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

         by the board of a profit corporation pursuant to section 611(2).
---

        Profit Corporations                                                    Nonprofit Corporations

Signed this   30th    day of June, 1999                             Signed this       day of                       , 19
            ---------        ----                                               -----        ----------------------

By    /S/ JOSEPH D. REID                                            By
  -----------------------------------------                           --------------------------------------------------
(Signature of an authorized officer or agent)                        (Signature of President, Vice-President, Chairperson or
Joseph D. Reid                                                              Vice-Chairperson)
Chairman, President and CEO


  ------------------------------------------                          --------------------------------------------------
     (Type or Print Name and Title)                                               (Type or Print Name and Title)

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 Name of Person or Organization                   Preparer's Name and Business
 Remitting Fees:                                  Telephone Number:
 Capitol BancorpLTD                               Cristin Reid English
 ------------------------------                   -------------------------
                                                ( 517 )487-6555

INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

        Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided 5. into separately identifiable sections, only the sections being amended need be included.

6. For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after 7. the date of delivery, may be stated as an additional article.

8.      Signatures:
        PROFIT CORPORATIONS:
        1) Item 4 must be completed and signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
        2) Item 5 must be completed and signed by an authorized officer or agent of the corporation.
        NONPROFIT CORPORATIONS:
        1) Item 4 must be completed and signed by all of the incorporators listed in the Articles of Incorporation.
        2) Item 5 or 6 must be completed and signed by either the president, vice-president, chairperson or vice-chairperson.

9. NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order........................................................ $10.00

        ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:

        Each additional 20,000 authorized shares or portion thereof ..........................................      $     30.00
        Maximum fee per filing for first 10,000,000 authorized shares ........................................      $  5,000.00
        Each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares............      $     30.00
        Maximum fee per filing for authorized shares in excess of 10,000,000 shares...........................      $200,000.00

          To submit by US Postal Service mail form and fee to:                   To submit in person or by courier service deliver
          Michigan Department of Consumer & Industry Services                    form and fee to:
          Corporation, Securities & Land Development Bureau                               6546 Mercantile Way
          Corporation Division                                                            Lansing, MI  48911
          P.O. Box 30054                                                                  (517) 334-6302
          Lansing, Michigan  48909-7554                                          Fees may be paid by VISA or Mastercard when
                                                                                 delivered in person to our office.



To submit by Mich-Elf fax form to: (517) 334-8048 *To use this service complete a MICH-ELF application to provide your VISA or Mastercard number. Include your assigned Filer number on your transmission. To obtain an application for a filer number, contact (517) 334-6327 or visit our WEB site at http://www.cis.state.mi.us/corp/.



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6. (FOR A NONPROFIT CORPORATION WHOSE ARTICLES STATE THE CORPORATION IS
ORGANIZED ON A DIRECTORSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)


----     at a meeting the necessary votes were cast in favor of the amendment.

----     by written consent of all directors pursuant to Section 525 of the Act.



                 Signed this               day of                  , 19
                            ---------------      ------------------    -------

    By
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       (Signature of President, Vice-President, Chairperson or Vice-Chairperson)


          ----------------------------------------------------------------------
            (Type or Print Name)                 (Type or Print Title)